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                                                                     Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-43876, Form S-8 No. 333-77245 and Form S-8 No. 333-28869)
pertaining to the Eaton Corporation 401(k) Savings Plan and Trust of our report dated June 14, 2001, with respect to the financial statements and schedules of the Eaton Corporation 401(k) Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                    /s/ ERNST & YOUNG LLP


Cleveland, Ohio
June 25, 2001